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                                                                   EXHIBIT 23(E)

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement (Form S-4) of Shawmut National Corporation of our independent auditors' report dated January 24, 1994, except for Note 16, as to which the date is March 7, 1994, with respect to the consolidated financial statements of West Newton Savings Bank, included in the Current Report on Form 8-K of Shawmut National Corporation dated March 28, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ WOLF & COMPANY, P.C.

Boston, Massachusetts
February 6, 1995